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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unisys Corporation of our report dated January 25, 1995, included in the 1994 Annual Report to Stockholders of Unisys Corporation.

Our audits also included the financial statement schedule of Unisys Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration
Statements: (1) Registration Statement (Form S-8 No. 33-20588) pertaining to the Unisys Savings Plan, (2) Registration Statement (Form S-8 No. 33-7893) pertaining to the Burroughs LTIP, (3) Registration Statement (Form S-8 No.2-76948) pertaining to Burroughs Employees 1972 Payroll Deduction Stock Purchase Plans (4) Registration Statement (Form S-8 No. 33-4317) pertaining to the Burroughs 1985 Payroll Deduction Stock Purchase Plans, (5) Registration Statement (Form S-8 No. 33-20204) pertaining to the Unisys Retirement Investment Plan, (6) Registration Statement (Form S-8 No. 33-20205) pertaining to the Unisys Retirement Investment Plan II, (7) Registration Statement (Form S-3 No. 33-25715) of Unisys Corporation, (8) Registration Statement (Form S-8 No. 33-
3937) pertaining to the Burroughs LTIP, (9) Registration Statement (Form S-8 No. 2-63842) pertaining to the Burroughs LTIP, (10) Registration Statement (Form S-8 No. 33-34771) pertaining to the Unisys Retirement Investment Plan, (11) Registration Statement (Form S-8 No. 33-38711) pertaining to the Unisys Savings Plan, (12) Registration Statement (Form S-8 No. 33-38712) pertaining to the Unisys Retirement Investment Plan II, (13) Registration Statement (Form S-8 No. 33-38713) pertaining to the Unisys Retirement Investment Plan, (14) Registration Statement (Form S-8 No. 33-40259) pertaining to the Unisys LTIP, (15) Registration Statement (Form S-3 No. 33-35437) of Unisys Corporation, (16) Registration Statement (Form S-3 No. 33-64396) of Unisys Corporation, and (17) Registration Statement (Form S-3 No. 33-51747) of Unisys Corporation; of our report dated January 25, 1995, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in the 1994 Annual Report (Form 10-K) of Unisys Corporation for the year ended December 31, 1994.


                                                               ERNST & YOUNG LLP


Philadelphia, Pennsylvania
March 13, 1995